Exhibit 10.20

[FORM OF RESTRICTED STOCK AGREEMENT—Cliff Vesting]

RESTRICTED SHARE AWARD AGREEMENT

pursuant to the

FIRST ALBANY COMPANIES INC.

1999 LONG-TERM INCENTIVE PLAN

*  *  *  *  *

Participant:

Grant Date:

Number of Restricted Shares granted:

*  *  *  *  *

THIS AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between First Albany Companies Inc., (the “Company”), and the Participant specified above, pursuant to the First Albany Companies Inc. 1999 Long-Term Incentive Plan as in effect and as amended from time to time (the “Plan”); and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Shares provided herein to the Participant (i) as an inducement to commence employment with, or to remain in the employment of, the Company (and/or one of its Subsidiaries), and (ii) as an incentive for increased effort during such service;

NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.

Incorporation By Reference; Plan Document Receipt.  This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time and which are expressly intended to apply to the grant of the award provided for herein), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein.  Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.

Grant of Restricted Share Award.  The Company hereby grants to the Participant, as of the Grant Date specified above, the number of Restricted Shares specified above.  Except as otherwise provided by Section 14.2 of the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s stockholder interest in the Company for any reason.

3.

Vesting.

3.1

Except as provided in Section 3.3, if the Participant remains continuously employed (including during the continuance of any leave of absence approved by the Company and/or one of its Subsidiaries) by the Company and/or one of its Subsidiaries, the Restricted Shares subject to this grant shall become unrestricted and vested as follows: 100% on the third anniversary of the date of grant of the Restricted Shares.

3.2

If the Participant’s employment terminates due to death, Disability or Retirement, the Participant shall become 100% vested in any such Restricted Shares as of the date of such termination.

3.3

If the Participant’s employment with the Company or a Subsidiary terminates for any reason, other than for Cause (as defined below) or because of the Participant’s death, Disability or Retirement, then the Restricted Shares shall continue to vest in accordance with Sections 3.1 and 3.2 hereof; provided, however, that any remaining Restricted Shares which do not become vested will immediately be forfeited in accordance with Section 4.3 of this Agreement if the Participant does any of the following after such termination:

(i)

uses, discloses or misappropriates any Company-Related Information (as defined below) unless the Company or a Subsidiary consents otherwise in writing.  “Company-Related Information” means any confidential or secret knowledge or information of the Company or a Subsidiary that the Participant has acquired or become acquainted with during the Participant’s employment with the Company or Subsidiary, including, without limitation, any confidential customer list, confidential business information, confidential materials relating to the practices or procedures of the Company or a Subsidiary, or any other proprietary  information of the Company or a Subsidiary; provided, however, that Company-Related Information shall not include any knowledge or information that is now published or which subsequently becomes generally publicly known in the from in which it was obtained from the Company or a Subsidiary, other than as a direct or indirect result of the Participant’s disclosure in contradiction of this Section 3.3;

(ii)

without prior written consent of the Company or a Subsidiary, directly or indirectly, owns, manages, operates, controls or participates in the ownership, management, operation or control of, or becomes connected as an officer, employee, partner, director, consultant, independent contractor or otherwise with, or has any financial interest or other pecuniary interest in, any Competing Business (as defined below).  A “Competing Business” means any corporation, partnership, limited liability company or other business association, organization or entity or person of any kind whatsoever that (i) competes or plans to compete with the Company or any Subsidiary in any line of business or (ii) otherwise offers any type of securities, investment or other financial products or services as a principal part of its business, regardless of whether such products or services are currently of fered, or proposed to be offered, by the Company or any Subsidiary.  Notwithstanding the foregoing, ownership, for passive personal investment purposes only, of less than 5% of the voting stock of any publicly held corporation shall not by itself result in forfeiture of the Restricted Shares;

(iii)

directly or indirectly, on behalf of the Participant or any other person (including a Competing Business), solicits for employment any person employed by the Company or a Subsidiary one year prior to the date of the Participant’s termination of employment;

(iv)

directly or indirectly, on behalf of the Participant or any other person (including a Competing Business), solicits any customers, clients or accounts of the Company or any Subsidiary or otherwise seeks to divert such customers, clients or accounts away from the Company or any Subsidiary; or

(v)

directly or indirectly, individually or in concert with others, engages in any conduct or makes any statement that is likely to have the effect of undermining or disparaging the reputation of the Company or any Subsidiary, or their good will, products, or business opportunities, or that is likely to have the effect of undermining or disparaging the reputation of any officer, director, agent, representative or employee, past or present, of the Company or any Subsidiary.

3.4

The Participant and the Company agree that the restrictions in Section 3.3 are reasonable provisions under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of Section 3.3 as to the court shall appear not reasonable and to enforce the remainder of that section as so amended.

4.

 Delivery of Restricted Shares; Forfeiture Events.

4.1

Subject to Section 8.4 of the Plan, after the lapse of the restrictions in respect of a grant of Restricted Shares, the Participant shall be entitled to receive unrestricted shares of Common Stock.

4.2

Unless otherwise determined by the Committee, this Restricted Share Award shall terminate and be of no force or effect in accordance with and to the extent provided by the terms and provisions of Section 12 of the Plan.

4.3

If (i) the Participant attempts to pledge, encumber, assign, transfer or otherwise dispose of any of the Restricted Shares (except as permitted by Section 5 of this Agreement) or the Restricted Shares become subject to attachment or any similar involuntary process in violation of this Agreement, (ii) the Participant’s employment with the Company or any Subsidiary (A) is terminated for Cause or (B) terminates under the circumstances covered by Section 3.3 of this Agreement and the Participant subsequently violates any of the restrictions contained in such Section, then any Restricted Shares that have not previously vested shall be forfeited by the Participant to the Company, the Participant shall thereafter have no right, title or interest whatever in such Restricted Shares, and, if the Company does not have custody of any and all certificates representing Restricted Shares so forfeited, the Participant shall immediately return to the Company any and all certificates representing Restricted Shares so forfeited.  “Cause” means (i) the Participant’s continued failure to subsequently perform his or her duties with the Company or a Subsidiary after demand for substantial performance is delivered to the Participant, (ii) the Participant commits or is indicted for a crime (including misdemeanors) that, in the Company’s determination, impairs the Participant’s ability to perform his or her duties with the Company or a Subsidiary, (iii) the Participant’s violation of any policy of the Company or a Subsidiary that the Company deems material, (iv) the Participant’s violation of any securities law, rule or regulation that the Company deems material, (v) the Participant’s engagement in conduct that, in the Company’s determination, exposes the Company or a Subsidiary to civil or regulatory liability or injury to their reputations, (vi) the Participant 6;s engagement in conduct that would subject the Participant to statutory disqualification pursuant to Section 15(b) of the Exchange Act and the regulations promulgated thereunder, or (vii) the Participant’s gross or willful misconduct, as determined by the Company.

5.

Non-transferability.  Restricted Shares, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution.  Any such Restricted Shares, and any rights and interests with respect thereto, shall not, prior to vesting, be pledged, encumbered or otherwise hypothecated in any way by the Participant (or any beneficiary(ies) of the Participant) and shall not, prior to vesting, be subject to execution, attachment or similar legal process.  Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Shares , or the levy of any execution, attachment or similar legal process upon the Restricted Shares, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

6.

Entire Agreement; Amendment.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter.  This Agreement may only be modified or amended by a writing signed by both the Company and the Participant.

7.

Notices.  Any notice which may be required or permitted under this Agreement shall be in writing and shall be delivered in person, or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

7.1

If such notice is to the Company, to the attention of the Secretary of First Albany Companies Inc., 30 S. Pearl Street, Albany, New York 12207, or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

7.2

If such notice is to the Participant, at his or her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

8.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

9.

Compliance with Laws.  The issuance of the Restricted Shares or Common Stock pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto.  The Company shall not be obligated to issue any of the Restricted Shares or Common Stock pursuant to this Agreement if such issuance would violate any such requirements.

10.

Binding Agreement; Assignment.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns.  The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

11.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

12.

Headings.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

13.

Further Assurances.  Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

14.

Severability.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his hand, all as of the Grant Date specified above.

FIRST ALBANY COMPANIES INC.

By:

_________________________

Stephen P. Wink

_________________________

Emp.1771a

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